THIS FIFTH AMENDING AGREEMENT is made as of June 28, 2019.

AMONG:

I-Minerals Inc., a body corporate, continued under the laws of

Canada, having its head office at Suite 880 — 580 Hornby Street, Vancouver, British Columbia, Canada V6C 3B6

(hereinafter called the "Company")

OF THE FIRST PART

AND:

i-minerals USA Inc., an Idaho limited liability company, having an office c/o the Company, at Suite 880 — 580 Hornby Street, Vancouver, British Columbia, Canada V6C 3B6

(hereinafter called the "Subsidiary")

OF THE SECOND PART

AND:

BV Lending, LLC, an Idaho limited liability company, having its head office at Suite 201 — 901 Pier View Drive, Idaho Falls, Idaho, U.S.A. 83402

(hereinafter called "BV")

OF THE THIRD PART

WHEREAS:

A.	Pursuant to an agreement among the parties dated June l, 2016, as amended by an amending agreement dated October 25, 2017 (hereinafter called the "First Amending Agreement"), as further amended by an amending agreement dated January 19, 2018 (hereinafter called the "Second Amending Agreement"), as further amended by an amending agreement dated March 20, 2018 (hereinafter called the “Third Amending Agreement”), as further amended by an amending agreement dated March 27, 2019 (hereinafter called the “Fourth Amending Agreement”), with the loan agreement dated June 1, 2016, as amended by the First Amending Agreement, the Second Amending Agreement, the Third Amending Agreement and the Fourth Amending Agreement hereinafter collectively called the "Loan Agreement", BV agreed to advance certain funds to the Company to advance its Bovill Kaolin Project located in the State of Idaho, U.S.A.;

B.	The parties wish to further amend certain of the provision of the Loan Agreement on the terms and conditions hereinafter set forth;

C.	The Subsidiary is a wholly-owned subsidiary of the Company and is the legal owner of the Helmer Bovill Property hosting the Bovill Kaolin Project in the State of Idaho, U.S.A., as referred to in Recital A. herein;

NOW THEREFORE THIS FIFTH AMENDING AGREEMENT WITNESSETH that in consideration of these presents and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties, the parties hereby agree as follows:

1.	BV hereby agrees to extend the maturity of the Loan Agreement from June 30, 2019 to October 31, 2019. Capitalized terms used herein and not otherwise defined have the same meanings as contained in the Loan Agreement.

2.	Except as amended by this Fifth Amending Agreement, all of the other terms and conditions of the Loan Agreement remain in full force and effect.

3.	Each of the parties agrees to do and/or execute all such further and other acts, deeds, things, devices, documents and assurances and may be required in order to carry out the true intent and meaning of this Fifth Amending Agreement.

4.	This Fifth Amending Agreement and any certificate or other writing delivered in connection herewith may be executed in any number of counterparts and any party hereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Fifth Amending Agreement or such other writing, as the case may be, taken together, will be deemed to be one and the same instrument. The execution of this Fifth Amending Agreement or any other writing by any party hereto will not become effective until each party hereto has executed a counterpart of this Fifth Amending Agreement or any other writing, as the case may be.

5.	Each of the parties hereto will be entitled to rely upon delivery by facsimile of executed copies of this Fifth Amending Agreement and any certificates or other writings delivered in connection herewith, and such facsimile copies will be legally effective to create a valid and binding agreement between the parties in accordance with the terms and conditions of this Fifth Amending Agreement.

6.	This Fifth Amending Agreement shall enure to the benefit of and be binding upon the parties hereto and each of their successors and permitted assigns, as the case may be.

IN WITNESS WHEREOF the parties have executed and delivered this Fifth Amending Agreement as of the day and year first above written.

Executed by I-Minerals Inc. in the presence of:
/s/ W. Barry Girling Authorized Signatory

Executed by i-minerals USA Inc. in the presence of:
/s/ W. Barry Girling Authorized Signatory

Executed by BV Lending, LLC By: Ball Ventures, LLC, an Idaho limited liability company, the Member Per: /s/ Cortney Liddiard Cortney Liddiard, CEO